As filed with the Securities and Exchange Commission on July 16, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MTBC, INC.

(Exact name of registrant as specified in its charter)

Delaware	7389	22-3832302
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7 Clyde Road

Somerset, New Jersey 08873

(732) 873-5133

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen Snyder

Chief Executive Officer

7 Clyde Road

Somerset, New Jersey 08873

(732) 873-5133

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

David S. Song, Esq. Peter B. Katzman, Esq. Song P.C. 26 Broadway, 8th Floor New York, New York 10004 (212) 599-0700	Albert Lung, Esq. Morgan, Lewis & Bockius LLP 1400 Page Mill Road, Palo Alto, CA 94304 (650) 843-7263

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] No. 333-239788

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee (2)

Series A Preferred Stock, $0.001 par value per share	$4,600,000	(1)	$597

(1)	The Registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $23,000,000 on a Registration Statement on Form S-1, as amended (File No. 333-239788), which was declared effective by the Securities and Exchange Commission on July 16, 2020. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $4,600,000 is hereby registered, which includes the additional shares issuable upon the exercise of the underwriters’ option to purchase additional shares.
(2)	Calculated pursuant to Rule 457(o) based on the proposed maximum aggregate offering price.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note and Incorporation of Certain Information by Reference

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, MTBC, Inc. (the “Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-239788) (the “Prior Registration Statement”), which the Commission declared effective on July 16, 2020.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of shares of 11% Series A Cumulative Redeemable Perpetual Preferred Stock to be offered by the Registrant in the public offering by $4,600,000, which includes additional shares that the underwriters have the option to purchase. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Somerset, State of New Jersey, on July 16, 2020.

MTBC, Inc.

By:	/s/ Stephen Snyder
Stephen Snyder
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mahmud Haq	Executive Chairman of the Board	July 16, 2020
Mahmud Haq

/s/ Stephen A. Snyder	Chief Executive Officer and Director	July 16, 2020
Stephen A. Snyder	(principal executive officer)

/s/ Bill Korn	Chief Financial Officer	July 16, 2020
Bill Korn	(principal financial officer)

/s/ Norman Roth	Controller	July 16, 2020
Norman Roth	(principal accounting officer)

*	President and Director	July 16, 2020
A. Hadi Chaudhry

*	Director	July 16, 2020
Anne Busquet

*	Director	July 16, 2020
John N. Daly
*	Director	July 16, 2020
Cameron Munter

*	Director	July 16, 2020
Lawrence Sharnak

* By:	/s/ Stephen A. Snyder
Stephen A. Snyder

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
5.1 *	Opinion of Song P.C.
23.1 *	Consent of Grant Thornton LLP.
23.2 *	Consent of Wojeski & Company CPAs, P.C.
23.3 *	Consent of Song P.C. (included in Exhibit 5.1).
24.1	Power of Attorney for Directors of the Company (filed as Exhibit 24.1 to the Company’s Form S-1 filed on July 10, 2020, and incorporated herein by reference).

* Filed herewith.

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